SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  February 20, 1997
                                                ----------------------


                               XAVIER CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)



       Delaware                       0-28204                   76-0490006
       --------                       -------                   ----------
(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)



               1600 Smith Street, Suite 4700, Houston, Texas 77002
               ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code  713-652-5111
                                                   ---------------------

                                 Not applicable.
                                 ---------------
         (Former name or former address, if changed since last report.)

          The undersigned hereby amends its Form 8-K Current Report dated February 20, 1997 in its entirety to read as follows:

ITEM 5. OTHER EVENTS.

Regulation S Private Placements.

          Registrant  is  currently   undertaking  a  placement  of  convertible
debentures (the "Debentures") and associated warrants (the "Warrants") to acquire Common Stock pursuant to Regulation S ("Regulation S") adopted under the Securities Act of 1933, as amended (the "Act"). The Debenture offering is being offered wholly to foreign investors. The maximum authorized aggregate principal amount of the Debentures which may be sold is $7 million, although no minimum amount of Debentures is required to be sold.

          The first sales of Debentures were consummated on February 20, 1997, for an aggregate amount of $400,000.00. On February 25, 1997, an additional $600,000.00 principal amount of Debentures were sold. All sales were to foreign investors.

          The Debentures sold in the foregoing transactions bear interest at the rate of 7% per annum and are convertible into the Common Stock of the Registrant at a conversion price equal to the lesser of (i) the average closing bid price for the five consecutive trading days ending the trading day immediately preceding the issue date of the Debentures, or (ii) 83% of the average closing bid price of the Registrant's Common Stock for the five consecutive trading days ending on the trading day immediately preceding the date of conversion. The Debentures have a two- year term to maturity, with interest only payable in semi-annual installments prior to the maturity date.

          The Debentures were sold coupled with Warrants to acquire an aggregate of 300,000 shares of the Common Stock of the Registrant at an exercise price equal to $1.75 per share, subject to customary adjustments in the event of recapitalizations and similar events. The Warrants issued with the above-described Debentures expire three years from the date of issuance.

          Sales of Debentures were also consummated on February 21, 1997, for an aggregate amount of $400,000. These sales were also to foreign investors. the Debentures sold in the February 21st transactions bear interest at the rate of 4% per annum and are convertible into the Common Stock of the Registrant at a conversion price equal to the lesser of (i) $1.75 per share, or (ii) 75% of the average closing bid price of the Registrant's Common Stock for the five consecutive trading days ending on the trading day immediately preceding the date of conversion. The Debentures have a three-year term to maturity, with interest only payable in annual installments prior to the maturity date.



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



                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              XAVIER CORPORATION



Date:  March 13, 1997                   By /s/ Robert S. Parsons
                                          --------------------------------------
                                        Robert S. Parsons
                                        Vice President & Chief Financial Officer



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